Exhibit 10.10(c)

AMENDMENT TO
ACTUANT CORPORATION
CHANGE IN CONTROL AGREEMENT
FOR
DAVID L. SCHEER
This Amendment is made as of July 23, 2013 (the “Effective Date”) between Actuant Corporation (the “Corporation”), a Wisconsin corporation and David L. Scheer (the “Executive”).
WHEREAS the Corporation and the Executive wish to amend the Change in Control Agreement between the Corporation and the Executive dated April 30, 2012 (the “Agreement”);
THEREFORE, the Corporation and the Executive hereby amend the Agreement as follows:
1.Section 2(a)(iv) of the Agreement is hereby amended to replace the period at the end thereof with a semicolon and to insert “or” after the semicolon.
2.    Section 2(a) of the Agreement is hereby amended by adding at the end thereof the following:
(v) the date that any one person or more than one person acting as a group (as defined in paragraph (i)(5)(v)(B) of Treasury Regulation Section 1. 409A-3(i)(5)) that is not an affiliate of the Corporation acquires ownership of a majority of the business operations of the Electrical Segment of the Corporation, whether by way of purchase of stock or assets, merger or consolidation or otherwise.
3.    Except as set forth above, the Agreement remains unchanged and in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

EXECUTIVE: /s/ David L. Scheer David L. Scheer	ACTUANT CORPORATION By: /s/ Sherri Grissom Title: Executive VP – Human Resources

DM_US 43532322-1.065322.0010